Exhibit 3.23

ARTICLES OF INCORPORATION

OF

HTE-UCS, INC.

The undersigned incorporator, for the purpose of forming a corporation under the Florida General Corporation Act, hereby adopts the following Articles of Incorporation.

ARTICLE I

NAME

The name of this corporation shall be:

HTE-UCS, Inc.

ARTICLE II

PRINCIPAL OFFICE

The principal place of business or mailing address of this corporation shall be:

1000 Business Center Drive

Lake Mary, FL 32746

ARTICLE III

CAPITAL STOCK

The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is 1,000 shares of voting common stock having a par value of $1.00 per share, with the consideration to be paid for each share to be in cash, property or other benefits to the corporation, as may be determined to be adequate by the Board of Directors,

ARTICLE IV

REGISTERED AGENT

The street address of the initial registered office of the corporation shall be 149-F S. Ridgewood Avenue, Daytona Beach, Florida 32114, and the name of the initial registered agent of the corporation at that address is L. A. Gornto, Jr., Esq.

ARTICLE V

TERM OF EXISTENCENCE

This corporation shall commence April 30, 1998, and shall have perpetual existence.

ARTICLE VI

NUMBER OF DIRECTORS

This corporation shall have one (1) Director initially. The number of Directors may be either increased or diminished from time to time by the Board of Directors or the Shareholders in accordance with the Bylaws of this corporation. The Director, as such, shall receive such compensation for his services, if any, as may be set by the Board of Directors at an annual or special meeting. The Director may authorize and require the payment of the reasonable expenses incurred by the Director in attending meetings of the Directors. Nothing in this Article shall be construed to preclude the Director from serving the corporation in any other capacity and receiving compensation therefor.

ARTICLE VII

DIRECTORS

The name and address of the initial Director of this corporation, who shall hold office the first year of the corporation’s existence or until his successors are elected, are:

Name	Address
Dennis J. Harward	1000 Business Center Drive Lake Mary, FL 32746

ARTICLE VIII

OFFICERS

The names and addresses of the initial Officers of this corporation, who shall hold office the first year of the corporation’s existence or until their successors are elected, are:

Name and Address	Office
Dennis J. Harward 1000 Business Center Drive Lake Mary, FL 32746	Chairman, President, Secretary and Treasurer

L. A. Gornto, Jr. 149-F S. Ridgewood Avenue Daytona Beach, FL 32114	Exec. Vice President, Asst. Secretary and Asst. Treasurer

ARTICLE IX

INCORPORATOR

The name and street address of the incorporator signing these articles are:

Name	Address
L. A. Gornto, Jr., Esq.	149-F S. Ridgewood Avenue Daytona Beach, FL 32114

ARTICLE X

AMENDMENT TO ARTICLES

These Articles of Incorporation may be amended in the manner provided by law. Every amendment shall be approved by the Board of Directors, proposed by them to the Shareholders, and approved at a Shareholders’ meeting by a majority of the stock issued and entitled to be voted, unless all the Directors and all the Shareholders sign a written statement manifesting their intention that a certain amendment of these Articles of Incorporation be made. Any right conferred by these Articles of Incorporation upon the Shareholders is subject to this reservation.

ARTICLE XI

BYLAWS

The power to adopt, alter, amend or repeal Bylaws of this corporation shall be vested in the Board of Directors.

ARTICLE XII

INDEMNIFICATION

This corporation shall indemnify any Officer or Director, or any former Officer or Director, to the full extent permitted by the law.

The undersigned incorporator has executed these Articles of Incorporation this 30th day of April, 1998.

L. A. Gornto, Jr.

STATE OF FLORIDA

COUNTY OF VOLUSIA

The foregoing Articles of Incorporation was acknowledged before me this 30th day of April, 1998, by L. A. Gornto, Jr., who is personally known to me and who did not take an oath.

Notary Public State of Florida at Large My Commission Expires:

[SEAL]	Michele Leclerc Notary Public, State of Florida My Comm. Exp. Apr. 28,1959 Comm. No. CC 446577

ACCEPTANCE OF REGISTERED AGENT DESIGNATED

IN ARTICLES OF INCORPORATION

L. A. Gornto, Jr., Esq., having a business office identical with the registered office of the corporation named above, and having been designated as the Registered Agent in the above and foregoing Articles, is familiar with and accepts the obligations of the position of Registered Agent under Section 607.0505, Florida Statutes.

L. A. Gornto, Jr.